Exhibit 3.6

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CEDAR FAIR, L.P.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF LIMITED PARTNERSHIP, FILED THE FOURTH DAY OF MARCH, A.D. 1987, AT 12:35 O’CLOCK P.M.

RESTATED CERTIFICATE, FILED THE TWENTY-NINTH DAY OF APRIL, A.D. 1987, AT 10:45 O’CLOCK A.M.

RESTATED CERTIFICATE, FILED THE TENTH DAY OF MARCH, A.D. 1989, AT 9 O’CLOCK A.M.

CERTIFICATE OF RESTORATION, FILED THE SEVENTEENTH DAY OF JULY, A.D. 1995, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE SECOND DAY OF JULY, A.D. 2004, AT 5:44 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED PARTNERSHIP.

2119174 8100H 040506431	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 3224305 DATE: 07-09-04

CERTIFICATE OF LIMITED PARTNERSHIP OF CEDAR FAIR, L.P.

This Certificate of Limited Partnership of Cedar Fair, L.P. (the “Partnership”), dated February 27, 1987, has been duly executed and is being filed by the undersigned to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C. §17-101, et seq.).

1.    Name. The name of the limited partnership is Cedar Fair, L.P.

2.    Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3.    Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

4.    General Partners. The names and the business addresses of the general partners of the Partnership are as follows:

Managing General Partner:

Cedar Fair Management Company

One Causeway Drive

C.N. 5006

Sandusky, OH 44860

Special General Partner:

Robert L. Munger, Jr.

One Causeway Drive

C.N. 5006

Sandusky, OH 44860

5.    The Partnership was previously domiciled in the State of Minnesota under the name of Cedar Fair Limited Partnership, and the partners hereby unanimously consent and agree to redomicile the Partnership in the State of Delaware. Execution of this Certificate of Limited Partnership by the partners of the Partnership shall have the effect of the execution of a unanimous written consent under Section 15.11 of the Second Amended and Restated Certificate and Agreement of Limited Partnership dated as of December 30, 1986 (the “Agreement”). The Partnership continues without dissolution and without interruption with the same general and limited partners, assets, liabilities and operations as before. The Partnership’s Certificate of Limited Partnership will be cancelled contemporaneously with the effective time and date of this Certificate of Limited Partnership, and it will qualify as a foreign limited partnership in Minnesota.

In this regard, the Agreement, to which the Partnership is currently subject, remains in full force and effect except that such Agreement shall be governed by Delaware law as of the effective time and date of this Certificate of Limited Partnership. All references in the Agreement to Minnesota law hereinafter shall be deemed to refer to Delaware law. In addition, the partners of the Partnership authorize the General Partners to take such actions as are necessary to effect such change of domicile of the Partnership, including filing a certificate of cancellation of limited partnership in Minnesota, qualifying or requalifying to do business as a foreign limited partnership in Minnesota and Ohio, and taking related actions in such other states as may be necessary.

6.    Effective Date. This Certificate of Limited Partnership shall become effective at   five   o’clock P.M. Eastern Standard Time on the 4th day of March, 1987.

IN WITNESS WHEREOF, the parties hereto have executed this Certificate in separate counterparts as of the date first above written.

MANAGING GENERAL PARTNER:

Address:	Cedar Fair Management Company
One Causeway Drive
C.N. 5006
Sandusky, OH 44860

	By:	/s/ Robert L. Munger, Jr.
Robert L. Munger, Jr.
Executive Chairman

SPECIAL GENERAL PARTNER:
Address:
One Causeway Drive
C.N. 5006
Sandusky, OH 44860
/s/ Robert L. Munger, Jr.
Robert L. Munger, Jr.

LIMITED PARTNER:

Address:		The Prudential Insurance
Three Gateway Center		Company of America
Newark, New Jersey 07102
Attn:	Senior Managing	By:	/s/ Richard R. Hume
	Director in Charge		Richard R. Hume
	of the Capital		Vice President
Markets Group

LIMITED PARTNER:

Address:	1983 LF Cedarpoint Investors
c/o Lazard Freres & Co.
One Rockefeller Plaza
New York, New York 10020

	By:	/s/ Luis E. Rinaldini
Luis E. Rinaldini
General Partner

LIMITED PARTNER:

Address:	Rycade Overseas Oil Company
1331 Lamar (Suite 676)
Houston, Texas 77010

	By:	/s/ Robert J. Moses
Robert J. Moses
President

LIMITED PARTNER:

Address:	Rycade Enterprises, Inc.
1331 Lamar (Suite 676)
Houston, Texas 77010

	By:	/s/ Robert J. Moses
Robert J. Moses
Vice President

LIMITED PARTNER:

Address:	Garden Ridge Holdings, Inc.
11 Garden Ridge
Chappaqua, New York 10514

	By:	/s/ David M. Veit
David M. Veit
President

LIMITED PARTNER:

Address:	Munger Limited Partnership
C.N. 5006	By R.L. Munger, Inc.,
Sandusky, Ohio 44870	General Partner

	By:	/s/ Robert L. Munger, Jr.
Robert L. Munger, Jr.
President

LIMITED PARTNER:

Address:	Monarch Financial Services
1 Financial Plaza	Corporation
Springfield, MA 01102

	By:	/s/ Benjamin Jones

	Name:	BENJAMIN JONES

	Title:	CHAIRMAN